Exhibit 99.1

Eledon Pharmaceuticals Reports First Quarter 2026 Financial Results and Recent Business Highlights

100% insulin independence achieved in 10 patients with type 1 diabetes treated with tegoprubart following islet transplantation in UChicago Medicine-led study

FDA Orphan Drug designation granted to tegoprubart for the prevention of allograft rejection in liver transplantation

Cash, cash equivalents and short-term investments totaled $111.1 million as of March 31, 2026

IRVINE, Calif., May 13, 2026 (GLOBE NEWSWIRE) -- Eledon Pharmaceuticals, Inc. (“Eledon”) (Nasdaq: ELDN) today reported its first quarter 2026 operating and financial results and provided recent business highlights.

“In the first quarter of 2026, we achieved significant milestones in our tegoprubart program, including important data updates in kidney and islet cell transplantation and FDA Orphan Drug designation for tegoprubart in liver transplantation,” said David-Alexandre C. Gros, M.D., Chief Executive Officer of Eledon. “Looking ahead, we expect multiple catalysts in 2026, including regulatory engagements supporting the advancement of tegoprubart into Phase 3 development in kidney transplantation and discussions regarding potential paths to market in islet cell transplantation. We also plan to initiate several new clinical trials, including an investigator sponsored study in liver transplantation, and share new kidney transplant data from our Phase 2 BESTOW long-term extension study, building on encouraging 24-month Phase 1b results that demonstrated a durable safety profile and improved graft function.”

First Quarter 2026 and Business Highlights

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In March 2026, announced updated results from an ongoing investigator-led trial at the University of Chicago Medicine Transplant Institute evaluating tegoprubart in 12 adults with high-risk type 1 diabetes undergoing allogenic islet transplantation. All 10 patients who are more than four weeks post-transplant achieved 100% insulin independence. There were no signs of graft rejection or de novo donor-specific HLA antibodies and no evidence of nephrotoxicity, hypertension, or neurotoxicity, which are commonly associated with tacrolimus-based immunosuppression regimens, the current standard of care.

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The U.S. Food and Drug Administration (FDA) granted Orphan Drug designation to tegoprubart for the prevention of allograft rejection in liver transplantation.

•
Presented 24-month follow-up data from eight patients enrolled in the Phase 1b trial long-term extension trial evaluating tegoprubart in kidney transplantation at the American Society of

Exhibit 99.1

Transplant Surgeons Winter Symposium in January 2026. Results showed there were no episodes of biopsy-proven acute rejection, graft loss, death, new-onset diabetes mellitus, or de novo donor-specific antibody formation during the study period. Mean estimated glomerular filtration rate (eGFR) increased over the measurement period, from 67.0 mL/min/1.73 m2 at 12 months to 74.2 mL/min/1.73 m2 at 24 months.

2026 Anticipated Upcoming Milestones

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Receive FDA guidance on the Phase 3 trial design assessing tegoprubart in kidney transplantation, followed by initiation of the Phase 3 trial pending regulatory alignment.
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Report long-term data from Phase 1b and Phase 2 BESTOW studies evaluating tegoprubart in kidney transplantation.
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Receive FDA regulatory guidance on the path to market for tegoprubart in islet cell transplantation and xenotransplantation.
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Initiate an investigator-led study evaluating tegoprubart for the prevention of organ rejection in patients with renal dysfunction receiving an islet cell transplant.
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Initiate an investigator-led study evaluating tegoprubart for the prevention of organ rejection in patients receiving a de novo liver transplant.
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Initiate an investigator-led study evaluating tegoprubart for kidney transplant tolerance induction.

First Quarter 2026 Financial Results

Cash, cash equivalents and short-term investments totaled $111.1 million as of March 31, 2026, compared to $133.3 million as of December 31, 2025. The company expects current cash, cash equivalents and short-term investments to fund operations into 2Q 2027.

Research and development (R&D) expenses for the first quarter of 2026 were $17.2 million, including $1.1 million of non-cash stock-based compensation expense, compared to $13.5 million, including $1.0 million of non-cash stock-based compensation expense, for the comparable period in 2025.

General and administrative (G&A) expenses for the first quarter of 2026 were $4.0 million, including $1.1 million of non-cash stock-based compensation expense, compared to $4.4 million, including $1.8 million of non-cash stock-based compensation expense, for the comparable period in 2025.

Net loss for the first quarter of 2026 was $39.0 million, or $0.33 per basic common share, compared to a net loss of $6.5 million, or $0.08 per basic common share, for the comparable period in 2025. Net loss in the first quarter of 2026 included a non-cash loss of $19.0 million from changes in the fair value of warrant liabilities, while the 2025 net loss included a non-cash gain of $10.1 million from such changes. Excluding the non-cash items related to changes in the fair value of warrant liabilities, Eledon would have recorded a net loss of $20.1 million for the three months ended March 31, 2026, and $16.6 million for the three months ended March 31, 2025.

Exhibit 99.1

About Eledon Pharmaceuticals and tegoprubart

Eledon Pharmaceuticals, Inc. is a clinical stage biotechnology company that is developing immune-modulating therapies for the management and treatment of life-threatening conditions. The Company’s lead investigational product is tegoprubart, an anti-CD40L antibody with high affinity for the CD40 Ligand, a well-validated biological target that has broad therapeutic potential. The central role of CD40L signaling in both adaptive and innate immune cell activation and function positions it as an attractive target for non-lymphocyte depleting, immunomodulatory therapeutic intervention. The Company is building upon a deep historical knowledge of anti-CD40 Ligand biology to conduct preclinical and clinical studies in kidney allograft transplantation, xenotransplantation, islet cell transplantation, liver transplantation and amyotrophic lateral sclerosis (ALS). Eledon is headquartered in Irvine, California. For more information, please visit the Company’s website at www.eledon.com.

Follow Eledon Pharmaceuticals on social media: LinkedIn; X

Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. Any statements about the company’s future expectations, plans and prospects, including statements about planned clinical trials, the development of product candidates, expected timing for initiation of future clinical trials, expected timing for receipt of data from clinical trials, the company’s capital resources and ability to finance planned clinical trials, as well as other statements containing the words “believes,” “anticipates,” “plans,” “expects,” “estimates,” “intends,” “predicts,” “projects,” “targets,” “looks forward,” “could,” “may,” and similar expressions, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently uncertain and are subject to numerous risks and uncertainties, including: our short operating history and shifts in our business strategy; our operating losses since inception; our need for additional funding to develop our lead drug candidate and our ability to secure additional funding on acceptable terms or at all; the impact of issuances of our common stock, including in the possibility of dilution or a decline in our stock price; our ability to successfully develop our product candidates; unfavorable global economic and financial market conditions; the regulatory environment of our business and our ability to obtain required regulatory approvals; results of non-clinical studies and clinical trials, and risks that non-clinical studies or early clinical trials may not be predictive of results of later-stage clinical trials; delays or difficulties in enrollment of patients in clinical trials; our ability to attract and retain our executives and key employees; legislation of the pharmaceutical and healthcare industries; cybersecurity and data privacy risks; the ability of our products to achieve marketing approval; competition in our industry; our ability to obtain insurance coverage; our dependence on contract research organizations; our ability to protect our intellectual property; public health crises; our ability to maintain proper and effective internal control over

Exhibit 99.1

financial reporting and other risks disclosed in our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the Securities and Exchange Commission on March 19, 2026. Actual results may differ materially from those indicated by such forward-looking statements as a result of various factors. These risks and uncertainties, as well as other risks and uncertainties that could cause the company’s actual results to differ materially from the forward-looking statements contained herein, are discussed in our Annual 10-K, and other filings with the U.S. Securities and Exchange Commission, which can be found at www.sec.gov. Any forward-looking statements contained in this press release speak only as of the date hereof and not of any future date, and the company expressly disclaims any intent to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact:

Stephen Jasper

Gilmartin Group

(858) 525 2047

stephen@gilmartinir.com

Media Contact:

Jenna Urban

CG Life

(212) 253 8881

jurban@cglife.com

Exhibit 99.1

ELEDON PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

(Unaudited)

	March 31, 2026	December 31, 2025

ASSETS
Current assets:
Cash and cash equivalents	$6,152	$22,808
Short-term investments	104,937	110,528
Prepaid expenses and other current assets	2,485	2,352
Total current assets	113,574	135,688
Operating lease asset, net	530	613
In-process research and development	32,386	32,386
Other assets	177	322
Total assets	$146,667	$169,009
LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,585	$3,627
Current operating lease liabilities	369	358
Accrued expenses and other liabilities	6,504	14,359
Total current liabilities	13,458	18,344
Deferred tax liabilities	2,187	2,187
Non-current operating lease liabilities	186	283
Warrant liabilities	30,378	11,416
Total liabilities	46,209	32,230

Commitments and contingencies

Convertible preferred stock, 5,000,000 shares authorized at March 31, 2026 and December 31, 2025:
Series X non-voting convertible preferred stock, $0.001 par value, 10,000 shares designated; 4,422 shares issued and outstanding at March 31, 2026 and December 31, 2025	2,151	2,151
Series X1 non-voting convertible preferred stock, $0.001 par value, 515,000 shares designated; 110,086 shares issued and outstanding at March 31, 2026 and December 31, 2025	53,543	53,543

Stockholders’ equity:
Common stock, $0.001 par value, 300,000,000 shares authorized at March 31, 2026 and December 31, 2025; 75,851,722 and 75,430,033 shares issued and outstanding at March 31, 2026 and December 31, 2025, respectively	76	75
Additional paid-in capital	484,988	482,189
Accumulated other comprehensive income (loss)	(72)	24
Accumulated deficit	(440,228)	(401,203)
Total stockholders’ equity	44,764	81,085
Total liabilities, convertible preferred stock and stockholders’ equity	$146,667	$169,009

Exhibit 99.1

ELEDON PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In thousands, except share and per share data)

(Unaudited)

	For the Three Months Ended March 31,
	2026	2025

Operating expenses
Research and development	$17,197	$13,531
General and administrative	3,984	4,433
Total operating expenses	21,181	17,964
Loss from operations	(21,181)	(17,964)
Other income, net	1,118	1,409
Change in fair value of warrant liabilities	(18,962)	10,060
Net loss	$(39,025)	$(6,495)
Other comprehensive loss:
Unrealized loss on available-for-sale securities, net	(96)	(44)
Comprehensive loss	$(39,121)	$(6,539)
Basic and diluted earnings per share of common stock	$(0.33)	$(0.08)
Weighted-average common shares outstanding, basic and diluted	112,424,211	77,126,763
Basic and diluted earnings per share of Series X and Series X1 non-voting convertible preferred stock	$(18.25)	$(4.32)
Weighted-average shares outstanding of Series X and Series X1 non-voting convertible preferred stock, basic and diluted	114,508	114,508